Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. ANNOUNCES EARNINGS FOR 2017

BLACKSBURG, VA, FEBRUARY 22, 2018:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the three and twelve months ended December 31, 2017. The Company reported net income of $14.09 million or $2.03 per common share for the twelve months ended December 31, 2017 and $3.09 million or $0.44 per common share for the three months ended December 31, 2017. For the twelve months ended December 31, 2017, the return on average assets was 1.14% and the return on average equity was 7.64%. National Bankshares, Inc. ended 2017 with assets of $1.26 billion.

The Tax Cuts and Jobs Act (“the Act”) was enacted December 22, 2017 and is effective January 1, 2018. The Act will reduce the Company’s tax rate to 21%, from a top marginal rate of 35%. As a result of the change in the Company’s future tax rate, generally accepted accounting principles in the United States (“GAAP”) require revaluation in 2017 of deferred tax assets to the rate at which they are expected to be realized. During the fourth quarter, the Company recognized a revaluation adjustment of $1.59 million, with a corresponding charge to income tax expense.

Excluding the effect of the revaluation, earnings for the year ended December 31, 2017 were $15.68 million or $2.25 per common share, compared with earnings of $14.94 million or $2.15 for the twelve months ended December 31, 2016. Earnings for the three months ended December 31, 2017 would have been $4.68 million or $0.67 per common share, compared with $3.47 million or $.50 per common share for the three months ended December 31, 2016.

Commenting on National Bankshares’ 2017 results, CEO and President F. Brad Denardo said, “Last year was another good year for our Company, with steady growth in loans, improved asset quality and a reduction in our allowance for loan losses. We were also pleased to reward our shareholders with an increased dividend payment of $1.17 per share. While changes in the nation’s tax laws caused an unforeseen reduction in net income, in the longer term these changes should have a positive impact on our earnings.”

Mr. Denardo added, “At National Bankshares, we believe in banking built on values. Our core values of accountability, honesty, integrity and respect are reflected in our commitment to providing excellent customer service, enhancing shareholder value and focusing on stewardship in our communities. By staying true to these values we are confident that National Bankshares will remain a solid institution for years to come.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2017	December 31, 2016
Assets
Cash and due from banks	$12,926	$13,974
Interest-bearing deposits	51,233	80,268
Federal funds sold	---	---
Securities available for sale, at fair value	331,387	304,282
Securities held to maturity	127,164	134,957
Restricted stock	1,200	1,170
Total securities	459,751	440,409
Mortgage loans held for sale	260	478
Loans:
Loans, net of unearned income and deferred fees and costs	668,069	647,752
Less: allowance for loan losses	(7,925)	(8,300)
Loans, net	660,144	639,452
Premises and equipment, net	8,221	8,853
Accrued interest receivable	5,297	5,260
Other real estate owned	2,817	3,156
Intangible assets and goodwill	5,898	5,966
Bank-owned life insurance	33,756	22,998
Other assets	16,454	13,128
Total assets	$1,256,757	$1,233,942

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$182,511	$171,946
Interest-bearing demand deposits	622,189	604,093
Savings deposits	140,150	136,789
Time deposits	114,884	130,614
Total deposits	1,059,734	1,043,442
Other borrowed funds	---	---
Accrued interest payable	62	55
Other liabilities	12,065	12,182
Total liabilities	1,071,861	1,055,679

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at December 31, 2017 and December 31, 2016.	8,698	8,698
Retained earnings	185,893	178,224
Accumulated other comprehensive loss, net	(9,695)	(8,659)
Total stockholders' equity	184,896	178,263
Total liabilities and stockholders' equity	$1,256,757	$1,233,942

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended				Twelve Months Ended
($ in thousands, except for share and per share data)	December 31, 2017		December 31, 2016		December 31, 2017	December 31, 2016
Interest Income
Interest and fees on loans		$7,553		$7,333	$29,932	$29,365
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		188		123	791	532
Interest on securities - taxable		1,486		1,285	5,711	5,910
Interest on securities - nontaxable		1,199		1,256	4,826	5,123
Total interest income		10,426		9,997	41,260	40,930
Interest Expense
Interest on time deposits		127		160	537	707
Interest on other deposits		901		856	3,588	3,459
Interest on borrowed funds		---		---	---	---
Total interest expense		1,028		1,016	4,125	4,166
Net interest income		9,398		8,981	37,135	36,764
Provision for loan losses		(567)		502	157	1,650
Net interest income after provision for loan losses		9,965		8,479	36,978	35,114
Noninterest Income
Service charges on deposit accounts		709		680	2,776	2,458
Other service charges and fees		54		47	205	212
Credit card fees		1,001		996	3,948	3,798
Trust income		403		339	1,530	1,346
Bank-owned life insurance		236		150	758	597
Other income		413		247	1,148	1,289
Realized securities gain, net		6		33	14	232
Total noninterest income		2,822		2,492	10,379	9,932
Noninterest Expense
Salaries and employee benefits		3,269		3,078	13,746	12,792
Occupancy and furniture and fixtures		454		461	1,820	1,849
Data processing and ATM		606		556	2,275	2,186
FDIC assessment		85		55	364	476
Credit card processing		652		733	2,748	2,782
Intangibles and goodwill amortization		12		39	68	257
Net cost of other real estate owned		63		293	205	472
Franchise taxes		332		322	1,315	1,296
Other operating expenses		1,119		1,073	4,431	4,042
Total noninterest expense		6,592		6,610	26,972	26,152
Income before income tax expense		6,195		4,361	20,385	18,894
Income tax expense		3,107		891	6,293	3,952
Net Income		$3,088		$3,470	$14,092	$14,942
Basic net income per share		$0.44		$0.50	$2.03	$2.15
Fully diluted net income per share		$0.44		$0.50	$2.03	$2.15
Weighted average number of common shares outstanding
Basic		6,957,974		6,957,974	6,957,974	6,957,974
Diluted		6,957,974		6,957,974	6,957,974	6,957,974
Dividends declared per share		$0.61		$0.61	$1.17	$1.16
Dividend payout ratio		---		---	57.77%	54.02%
Book value per share	$	---	$	---	$26.57	$25.62

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2017	December 31, 2016
Net income	$3,088	$3,470

Other Comprehensive Loss, Net of tax
Unrealized holding loss on available for sale securities net of tax of ($940) in 2017 and ($2,845) in 2016	(1,747)	(5,285)
Reclassification adjustment for gain included in net income, net of tax of ($2) in 2017 and ($12) in 2016	(4)	(21)
Reclassification of stranded tax effects from change in tax rate – available for sale securities	(656)	---
Net pension gain arising during the period, net of taxes of $115 in 2017 and $132 in 2016	213	271
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($38) in 2017 and ($38) in 2016	(71)	(72)
Reclassification adjustment for stranded tax effects from changes in tax rate – pension	(1,062)	---
Other comprehensive loss, net of tax of ($865) in 2017 and ($2,763) in 2016	$(3,327)	$(5,107)
Total Comprehensive Loss	$(239)	$(1,637)

	Twelve Months Ended
($ in thousands)	December 31, 2017	December 31, 2016
Net Income	$14,092	$14,942

Other Comprehensive Loss, Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $296 in 2017 and ($431) in 2016	546	(800)
Reclassification adjustment for gain included in net income, net of tax of ($4) in 2017 and ($65) in 2016	(6)	(121)
Reclassification of stranded tax effects from change in tax rate – available for sale securities	(656)	---
Net pension gain arising during the period, net of tax of $115 in 2017 and $132 in 2016	213	271
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($38) in 2017 and ($38) in 2016	(71)	(72)
Reclassification adjustment for stranded tax effects from change in tax rate – pension	(1,062)	---
Other comprehensive loss, net of tax of $369 in 2017 and ($402) in 2016	(1,036)	(722)
Total Comprehensive Income	$13,056	$14,220

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 30, 2016
Average Balances
Cash and due from banks	$11,895	$11,825	$11,443	$11,401
Interest-bearing deposits	56,593	90,581	71,603	102,819
Securities available for sale	318,687	287,754	309,306	278,731
Securities held to maturity	129,384	136,372	131,602	141,023
Restricted stock	1,200	1,170	1,193	1,161
Mortgage loans held for sale	538	645	392	585
Gross Loans	661,402	637,821	654,045	622,486
Loans, net	652,271	628,702	644,998	613,366
Intangible assets	5,905	5,989	5,926	6,068
Total assets	1,240,972	1,215,267	1,235,755	1,206,745
Total deposits	1,040,485	1,019,896	1,038,586	1,013,787
Other borrowings	---	---	---	---
Stockholders' equity	187,480	182,598	184,540	180,047
Interest-earning assets	1,170,033	1,153,744	1,170,376	1,145,329
Interest-bearing liabilities	855,845	847,362	859,878	843,443

Financial Ratios
Return on average assets	0.99%	1.14%	1.14%	1.24%
Return on average equity	6.53%	7.56%	7.64%	8.30%
Net interest margin	3.47%	3.39%	3.45%	3.51%
Net interest income-fully taxable equivalent	$10,228	$9,818	$40,432	$40,201
Efficiency ratio	50.51%	53.70%	53.08%	52.17%
Average equity to average assets	15.11%	15.03%	14.93%	14.92%

Allowance for Loan Losses
Beginning balance	$8,473	$8,301	$8,300	$8,297
Provision for losses	(567)	502	157	1,650
Charge-offs	(130)	(539)	(819)	(1,806)
Recoveries	149	36	287	159
Ending balance	$7,925	$8,300	$7,925	$8,300

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2017	December 31, 2016
Nonperforming Assets
Nonaccrual loans	$6	$1,168
Nonaccrual restructured loans	2,763	4,687
Total nonperforming loans	2,769	5,855
Other real estate owned	$2,817	$3,156
Total nonperforming assets	$5,586	$9,011
Accruing restructured loans	5,134	3,769
Loans 90 days or more past due	$51	$63

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.83%	1.38%
Allowance for loans losses to total loans	1.19%	1.28%
Allowance for loan losses to nonperforming loans	268.20%	141.76%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.01%